UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2017

SIGNAL BAY, INC.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-12350	47-1890509
(Commission File No.)	(IRS Employer Identification No.)

62930 O.B. Riley Rd #300 Bend, OR	97703
(Address of principal executive offices)	(zip code)

541-633-4568
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

Note Purchase Agreement:

On March 2, 2017, Signal Bay, Inc. (the “Company”) entered into an 8% convertible promissory note (the "Note") with LG Capital Funding, LLC. ("Lender") in the amount of $125,000. The company received $118,750 and it was funded on March 7, 2017 (Purchase Date).

The company can prepay the note based on the following schedule.

Days Since Effective Date	Prepayment Amount
0-90	115% of Principal Amount
91-180	135% of Principal Amount

Lender has the right at any time following an Event of Default, at its election, to convert (each instance of conversion is referred to herein as a “Conversion”) all or any part of the Outstanding Balance into shares (“Conversion Shares”) of fully paid and non-assessable common stock, $0.0001 par value per share (“Common Stock”), of Borrower as per the following conversion formula: the number of Conversion Shares equals the amount being converted (the “Conversion Amount”) divided by the Conversion Price. The conversion shall be equal to (a) 65% of the lowest trading price of the Company's common stock during the 15 consecutive trading days prior to the date on which Holder elects to convert all or part of the Note.

Note Purchase Agreement:

On March 2, 2017, Signal Bay, Inc. (the “Company”) entered into an 8% convertible promissory note (the "Note") with Adar Bays, LLC. ("Lender") in the amount of $125,000. The company received $118,750 and it was funded on March 7, 2017 (Purchase Date).

The company can prepay the note based on the following schedule.

Days Since Effective Date	Prepayment Amount
0-90	115% of Principal Amount
91-180	135% of Principal Amount

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Lender has the right at any time following an Event of Default, at its election, to convert (each instance of conversion is referred to herein as a “Conversion”) all or any part of the Outstanding Balance into shares (“Conversion Shares”) of fully paid and non-assessable common stock, $0.0001 par value per share (“Common Stock”), of Borrower as per the following conversion formula: the number of Conversion Shares equals the amount being converted (the “Conversion Amount”) divided by the Conversion Price. The conversion shall be equal to (a) 65% of the lowest trading price of the Company's common stock during the 15 consecutive trading days prior to the date on which Holder elects to convert all or part of the Note.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

The Company has received the following questions and felt it was better to answer the questions through an 8-K instead emailing the individuals directly.

(1)	Q: What is the status of the First Quarter Financials? A: The Company is working with our auditor to complete the 10Q.

(2)	Q: What is the Company doing to ensure timely reporting in the future?
A: The Company has hired a new controller who has significant experience working with public companies. Furthermore, additional accounting resources have also been hired to support the Company’s future growth.

(3)	Q: When will the Company regain its OTCQB status? A: Upon the Company filing the 10Q for the 1st Quarter 2017, the OTC Markets should reinstate the Company back to OTCQB status.

(4)	Q: Has the Company experienced a reduction in revenues with the temporary testing rules in Oregon.
A: No, the temporary testing rules have not negatively impacted our revenues. These “temporary” rules have allowed for additional smaller producers and processors to participate in the market off-setting any reduction in testing volumes enacted by these rules.

Item 9.01 Financial Statements and Exhibits.

10.1	LG Capital Funding, LLC Convertible Promissory Note

10.2	Adar Bays, LLC Convertible Promissory Note

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signal Bay, Inc.

Dated: March 10, 2017	By:	/s/ William Waldrop
	Name:	William Waldrop
	Title:	CEO

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